                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 30, 1999, except for Note 10, which is as of September 1, 1999, relating to the financial statements of Mediaplex, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
September 2, 1999